UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

EDDIE BAUER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33070	42-1672352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10401 NE 8TH STREET, SUITE 500 BELLEVUE, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 5, 2008, Eddie Bauer Holdings, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the scheduling of its fourth quarter and year-end conference call on March 13, 2008 at 1:30 PDT, and its 2008 Annual Meeting of Stockholders on May 2, 2008 at 8:30 a.m. PDT at the Company’s offices in Bellevue, Washington.

Also on March 5, 2008, the Company issued a press release announcing the appointment of Karen Novotny as Associate General Counsel and Divisional Vice President of the Company, attached hereto as Exhibit 99.2. Ms. Novotny received an inducement grant to join the Company of 2,125 restricted stock units, vesting after four years of service and 6,375 stock options, vesting 25% per year, at an exercise price of $5.91 per share. These awards constitute inducement awards under NASDAQ Marketplace Rule 4350 (i).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 5, 2008
99.2	Press Release dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)
Dated: March 5, 2008	By:	/s/ Freya R. Brier

Freya R. Brier Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 5, 2008
99.2	Press Release dated March 5, 2008.